UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2008, the Board of Directors of Perini Corporation (the “Company” or “Perini”) approved an amendment to the Company’s bylaws, effective immediately, to extend the period of time within which the 2008 annual meeting of the shareholders may be held. As previously announced, the Company expects that it will at the 2008 annual meeting ask its shareholders to vote on and approve the transactions contemplated by the previously announced Agreement and Plan of Merger, dated April 2, 2008, as amended (the “Merger Agreement”), by and among the Company, Trifecta Acquisition LLC, Tutor-Saliba Corporation (“Tutor-Saliba”), Ronald N. Tutor, and the shareholders of Tutor-Saliba. The amendment to the Company’s bylaws, which is attached as Exhibit 3.1 to this report, extends the period of time within which the 2008 annual meeting of the shareholders may be held, which will facilitate the consideration of the shareholder approval of the Merger Agreement at the 2008 annual meeting. (Prior to this amendment, the bylaws would have required that the 2008 annual meeting be held within six months after the end of the fiscal year of the Company.) As previously announced, the Company expects the transaction to close during the third quarter of 2008. The Company has not yet set a date for the 2008 annual meeting and expects to do so following the completion of the review of the Company’s preliminary proxy statement by the Securities and Exchange Commission. The transaction is subject to customary closing conditions.

* * * *

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed business combination transaction between Perini and Tutor-Saliba and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Perini and Tutor-Saliba. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Perini shareholders; the ability to satisfy other conditions to the transaction on the terms and expected timeframe or at all; and economic conditions.

Additional Information

This current report on Form 8-K is being made in respect of the proposed merger transaction involving Perini and Tutor-Saliba. In connection with the proposed transaction, Perini will file with the Securities and Exchange Commission a definitive proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Perini regarding Perini, Tutor-Saliba and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

These materials can also be obtained, when available, without charge, by directing a request to Perini or to Tutor-Saliba per the investor relations contact information below.

Participants in the Transaction

Perini, Tutor-Saliba and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Perini’s directors and executive officers is available in Perini’s filings with the Securities and Exchange Commission. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	Amendment to the Amended and Restated Bylaws of the Company, June 30, 2008

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 30, 2008.

PERINI CORPORATION

/s/ Kenneth R. Burk

By:	Kenneth R. Burk
Its:	Senior Vice President and
Chief Financial Officer